Exhibit 99.1

WEST MARINE TO PRESENT AT 2017 ICR CONFERENCE

WATSONVILLE, CA, January 10, 2017 - West Marine, Inc. (NASDAQ: WMAR) today confirmed that the Company will make a presentation at the 2017 ICR Conference being held on January 9-11, 2017 at the JW Marriott Orlando, Grande Lakes in Orlando, Florida. The presentation is scheduled for Tuesday, January 10, 2017 at 2:30p.m. Eastern Time.

The presentation is available on the Investor Relations section of West Marine’s website at www.westmarine.com

About West Marine

Each person has a unique connection to the water. At West Marine (westmarine.com, NASDAQ: WMAR), our knowledge, enthusiasm and products prepare waterlife adventurers to foster that connection and explore their passions. With more than 250 stores located in 38 states and Puerto Rico, an eCommerce website reaching domestic, international and professional customers, West Marine is recognized as a leading Waterlife Outfitter for cruisers, sailors, anglers and paddlesports enthusiasts. Since first opening our doors in 1968, West Marine associates continue to share the same love for the water as our customers and provide helpful advice on the gear and gadgets they need to be safe and have fun.

Special Note Regarding Forward-Looking Statements

This press release includes “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995), including statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward-looking statements may include, among other things, expectations related to earnings and growth in profitability and expectations for the outlook for 2016, as well as facts and assumptions underlying these expectations and projections. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks, uncertainties and other factors that may cause actual results to differ materially include those described in the risk factors set forth in West Marine’s annual report on Form 10-K for the fiscal year ended January 2, 2016 and quarterly report on Form 10-Q for the fiscal quarter ended April 2, 2016, as well as the discussion of critical accounting policies in our Form 10-K for the year ended January 2, 2016. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

Contact: West Marine, Inc.

Jeffrey Lasher, Executive Vice President and Chief Financial Officer

(831) 761-4229